Exhibit 99.1

VANTAGE DRILLING ANNOUNCES PROPOSED OFFERING BY ITS SUBSIDIARY

OFFSHORE GROUP INVESTMENT LIMITED OF

ADDITIONAL 11 1/2% SENIOR SECURED FIRST LIEN NOTES DUE 2015

HOUSTON, TX — 03/30/2012 — Vantage Drilling Company (“Vantage,” or the “Company”) (NYSE Amex: VTG) announced today that its wholly-owned subsidiary Offshore Group Investment Limited (the “Issuer”) intends to offer, subject to market and other conditions, $775.0 million in aggregate principal amount of 11 1/2% Senior Secured First Lien Notes due 2015 (the “Notes”). The Notes will be offered as additional notes under an existing indenture pursuant to which the Issuer previously issued $1.0 billion aggregate principal amount of 11 1/2% Senior Secured First Lien Notes due 2015 in July 2010 and an additional $225.0 million aggregate principal amount of 11 1/2% Senior Secured First Lien Notes due 2015 in June 2011. The Notes will be guaranteed by Vantage and each of the Issuer’s existing and future subsidiaries and by certain of Vantage’s other subsidiaries and will be senior secured obligations of the Issuer and the guarantors.

The Issuer expects to use the net proceeds from this offering, if completed, (i) to purchase from Valencia Drilling Corporation (“Valencia”), an affiliate of F3 Capital (“F3”), Vantage’s largest shareholder, all of Valencia’s rights and obligations under the shipbuilding contract for the deepwater drillship Dragonquest, together with related rig equipment, for an aggregate purchase price of $169.0 million; (ii) to pay for the remaining construction and startup costs for the Dragonquest; (iii) to pay various fees and expenses associated with the offering and related consent solicitation and (iv) for general corporate purposes.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act. The Notes will be offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S of the Securities Act. Unless so registered, the Notes may not be offered or sold in the United States except pursuant to an exemption under the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or solicitation of an offer to buy any security, nor will there be any sale of such security in any jurisdiction in which such offer, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Vantage

Vantage, a Cayman Islands exempted company, is an international offshore drilling company focused on operating a fleet of modern, high specification drilling units. Its principal business is to contract drilling units, related equipment and work crews, primarily on a dayrate basis to drill oil and natural gas wells for its customers. It also provides construction supervision services for, and will operate and manage, drilling units owned by others. Through its fleet of drilling units, Vantage is a provider of offshore contract drilling services to major, national and independent oil and natural gas companies, focused primarily on international markets. Its fleet of owned and managed drilling units is currently comprised of four jackup rigs in operation and two drillships, one of which is in operation and one of which is under construction. The Dragonquest drillship, to be acquired as described above, is expected to be delivered in April 2012, and the Tungsten Explorer drillship is expected to be delivered in the second quarter of 2013. Vantage is also overseeing the construction of one additional drillship for a third party.

Forward-Looking Statements

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Vantage’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Vantage’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, among other things, changing market conditions and Vantage’s ability to complete the offering.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, Vantage does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time and it is not possible for management to predict all such factors.